Exhibit 23.1.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-77237, 333-62346, 333-113212, and 333-140597 on Forms S-8 of our report dated December 21, 2011 relating to the financial statements of the Rock-Tenn Company 1993 Employee Stock Purchase Plan, appearing in this Annual Report on Form 11-K of Rock-Tenn Company for the year ended September 30, 2011.

/s/ Moore, Colson & Company, P.C.

Marietta, Georgia
December 21, 2011